Exhibit 99.1

Cypress Sharpridge Investments, Inc. Announces Fourth Quarter 2010 Financial Results

For Immediate Release

NEW YORK, NY – February 2, 2011 – Cypress Sharpridge Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter and year ended December 31, 2010.

Fourth Quarter 2010 Highlights

•	Raised approximately $166.9 million of net proceeds through a public offering of common stock that closed on December 15, 2010.

•	GAAP net loss of $(17.3) million, or $(0.38) per diluted share.

•	Core Earnings of $12.4 million, or $0.25 per diluted share.

•

A component of the Company’s net income (loss) for the quarter was $16.9 million, or $0.36 per diluted share, of appreciation on forward settling purchases (also referred to as “drop income”) that was accounted for as net gain (loss) from investments on our statement of operations and therefore excluded from our Core Earnings.

•	December 31, 2010 net asset value of $11.59 per share after declaring a $0.60 dividend per share on December 3, 2010 and recognizing the accretive impact of the December public offering.

•	Interest rate spread net of hedge of 1.74%.

•	Weighted average amortized cost of Agency RMBS of $102.5.

•	Operating expenses as a percentage of net assets of 2.28%.

Public Offering

On December 15, 2010, the Company successfully completed a public offering of 13,972,500 shares of common stock, raising approximately $166.9 million of net proceeds, bringing the total number of shares of common stock outstanding to 59,550,836 at December 31, 2010. As part of the Company’s plan to invest the net proceeds of the offering, the Company entered into several forward settling purchases. In addition to forward settling purchases made in connection with the December 15, 2010 offering, as of December 31, 2010, the Company also had forward settling purchases, which had not yet settled, in connection with the September 24, 2010 public offering and forward settling purchases made in the ordinary course of business. As of December 31, 2010, the Company had the following forward settling purchases:

Forward Settling Purchases	Settle Date	Par Value	Payable
FNMA - 15 Year 3.5% Fixed	1/19/2011	$150,000,000	$154,621,875
FNMA - 15 Year 4.0% Fixed	1/19/2011	31,095,699	32,008,162
FNMA - 30 Year 3.25% Hybrid ARM	1/25/2011	49,645,982	51,432,879
FNMA - 30 Year 5.5% Fixed	2/10/2011	200,000,000	212,556,250
FNMA - 15 Year 3.5% Fixed	2/15/2011	550,000,000	563,951,736
FNMA - 15 Year 4.0% Fixed	2/15/2011	100,000,000	103,835,243
FNMA - 15 Year 4.5% Fixed	2/15/2011	300,000,000	313,626,563
FNMA - 15 Year 3.5% Fixed	3/16/2011	150,000,000	150,933,594
FHLMC - 15 Year 3.5% Fixed	3/16/2011	200,000,000	200,260,417
FNMA - 15 Year 3.5% Fixed	4/18/2011	400,000,000	399,661,112
FNMA - 15 Year 4.0% Fixed	4/18/2011	50,444,143	51,512,841

Total		$2,181,185,824	$2,234,400,672

Fourth Quarter 2010 Results

The Company had net loss of $17.3 million during the fourth quarter of 2010, or $0.38 per diluted share, compared to net income of $1.9 million, or $0.05 per diluted share, in the third quarter of 2010. During the fourth quarter of 2010, the Company had Core Earnings of $12.4 million, or $0.25 per diluted share, compared to $7.7 million, or $0.24 per diluted share, in the third quarter of 2010. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and termination of swap contracts and (ii) net unrealized appreciation (depreciation) on investments and swap and cap contracts. The quarter-over-quarter increase in Core Earnings was generally the result of the increase in net interest income due to the increase in net assets. However, the increase in net interest income was partially offset by the reduction in our net interest margin. For the fourth quarter of 2010, our net interest margin decreased to 1.74% from 1.91% for the third quarter of 2010. During the fourth quarter of 2010, we had $2,970.2 million of average Agency RMBS compared to $1,736.6 million during the third quarter of 2010.

During the third and fourth quarters of 2010, the Company utilized forward settling purchases to deploy the majority of the proceeds from its September and December 2010 public offerings. The benefit of purchasing assets in forward settling transactions is that the Company can obtain an asset at a discount (also referred to as “drop”) to its current market value; however, the Company does not receive any interest income on the asset until the forward transaction settles. Obtaining the asset at a discount to market value reduces the impact of prepayments and is accretive to net asset value.

Drop income is a component of our net income accounted for as net gain (loss) from investments on our statement of operations and therefore excluded from our Core Earnings. During the fourth quarter of 2010, the Company generated drop income of approximately $16.9 million, or $0.36 per diluted share, compared to approximately $11.3 million, or $0.38 per diluted share, during the third quarter of 2010. During the fourth quarter of 2010, the Company made forward purchases of approximately $2.7 billion of Agency RMBS with a weighted average drop of approximately $0.28 per $100.00 par value per month compared to approximately $2.6 billion of Agency RMBS with a weighted average drop of approximately $0.24 per $100.00 par value per month during the third quarter of 2010.

The Company’s interest rate spread net of hedge decreased to 1.74% for the fourth quarter of 2010 from 1.91% in the third quarter of 2010. This decrease is primarily due to the impact of hedging the forward settling purchases. During the fourth quarter of 2010, the average cost basis of the Company’s settled Agency RMBS was $2,970.2 million, average unsettled Agency RMBS was $2,180.3 million and average total Agency RMBS was $5,150.5 million. By applying total net swap and cap interest expense of $7.3 million for the fourth quarter of 2010 pro rata over settled and unsettled Agency RMBS positions, swap and cap interest expense was $4.2 million relating to our settled Agency RMBS. The result is an adjusted interest rate spread net of hedge of approximately 2.24% compared to 2.55% in the third quarter of 2010. We believe that this spread is generally more reflective of the economic return of our assets as well as what we expect our interest rate spread net of hedge to be once the forward purchases settle.

The Company received $1.7 million of distributions from CLOs during the fourth quarter of 2010, of which $0.9 million were accounted for as a reduction of their cost basis and thereby excluded from our interest income and Core Earnings. This compared to distributions of $1.4 million from CLOs during the third quarter of 2010, of which $0.8 million were accounted for as a reduction of their cost basis.

The Company’s net asset value per share on December 31, 2010 was $11.59 after declaring a $0.60 dividend per share on December 3, 2010 and recognizing the accretive impact of the December public offering, compared with $12.53 at September 30, 2010. The decrease was primarily the result of the net unrealized depreciation on investments of $71.8 million during the fourth quarter of 2010.

The Company’s operating expenses as a percentage of net assets were 2.28% for the fourth quarter of 2010, compared to 2.64% for the third quarter of 2010. This decrease was primarily the result of the impact of the increase in net assets. During the fourth quarter of 2010, average net assets were $597.4 million compared to $409.0 million for the third quarter of 2010.

	Three Months Ended
Key Portfolio Statistics*	December 31, 2010	September 30, 2010
Average Agency RMBS(1)	$2,970,168,030	$1,736,623,107
Average repurchase agreements	2,443,024,174	1,406,199,944

	Three Months Ended
Key Portfolio Statistics*	December 31, 2010	September 30, 2010
Average net assets	597,413,317	409,020,468
Average yield on Agency RMBS (2)	3.23%	3.58%
Average cost of funds and hedge (3)	1.49%	1.67%
Interest rate spread net of hedge (4)	1.74%	1.91%
Operating expense ratio (5)	2.28%	2.64%
Leverage ratio (at period end) (6)	8.3:1	7.5:1

(1)	Our average Agency RMBS for the period was calculated by averaging the cost basis of our settled Agency RMBS during the period.
(2)	Our average yield on Agency RMBS for the period was calculated by dividing our interest income from Agency RMBS by our average Agency RMBS.
(3)

Our average cost of funds and hedge for the period was calculated by dividing our total interest expense, including our net swap and cap interest income (expense), by our average repurchase agreements.

(4)	Our interest rate spread net of hedge for the period was calculated by subtracting our average cost of funds and hedge from our average yield on Agency RMBS.
(5)	Our operating expense ratio is calculated by dividing operating expenses by average net assets.
(6)	Our leverage ratio was calculated by dividing total liabilities by net assets.
*	All percentages are annualized.

Prepayments

The portfolio recorded $162.5 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 21.7%, and net amortization of premium (including paydown losses) of $4.5 million for the fourth quarter of 2010. This compared to $114.9 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 26.5% and net amortization of premium (including paydown losses) of $2.0 million for the third quarter of 2010.

Dividend

The Company declared a common dividend of $0.60 per share with respect to the fourth quarter of 2010, the same as the $0.60 per share for the third quarter of 2010. Using the closing share price of $12.91 on December 31, 2010, the fourth quarter dividend equates to an annualized dividend yield of 18.6%.

Portfolio

At December 31, 2010, the Company’s $6.3 billion portfolio of Agency RMBS was backed by fixed-rate mortgages and hybrid adjustable-rate mortgages (“ARMs”) with 0 to 84 months to reset (“Hybrid ARMs”). Additional information about our Agency RMBS portfolio at December 31, 2010 is summarized below:

	Par Value	Fair Value	Weighted Average
Asset Type	(in thousands)		Cost/Par	Fair Value/Par	MTR(1)		Coupon	CPR(2)
15-Year Fixed Rate	$3,549,194	$3,622,862	$102.16	$102.08	N/A		3.87%	23.1%
20-Year Fixed Rate	647,360	660,237	102.38	101.99	N/A		4.14%	6.9%
30-Year Fixed Rate	223,047	238,549	105.60	106.95	N/A		5.55%	28.2%
Hybrid ARMs	1,737,307	1,788,922	102.70	102.97	63.2		3.43%	18.4%

Total/Weighted Average	$6,156,908	$6,310,570	$102.46	$102.50	63.2	(3)	3.83%	18.9%

(1)

“Months to Reset” is the number of months remaining before the fixed rate on a hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM.

(2)

CPR is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate. Securities with no prepayment history are excluded from this calculation.

(3)	Weighted average months to reset of our Hybrid ARM portfolio.

Financing, Leverage & Liquidity

At December 31, 2010, the Company had financed its portfolio with approximately $3.4 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.32% and a weighted average maturity of approximately 39.3 days. In addition, the Company had payable for securities purchased of $2,234.4 million. The Company’s leverage ratio at December 31, 2010 was 8.3 to 1. At December 31, 2010, the Company’s liquidity position was approximately $423.4 million, consisting of unpledged Agency RMBS, U.S. Treasury securities and cash and cash equivalents. Below is a list of outstanding repurchase agreements at December 31, 2010.

Counterparty	Total Outstanding Borrowings	% of Total	Amount at Risk (1)	Weighted Average Maturity in Days
Bank of America Securities LLC	$162,617,000	4.7%	$9,755,834	18
Barclays Capital, Inc.	275,315,864	8.0	18,522,578	29
BNP Paribas	210,840,000	6.1	13,885,256	75
Cantor Fitzgerald & Co.	317,137,000	9.2	19,619,850	49
Citigroup Global Markets, Inc.	58,587,000	1.7	2,777,830	20
Credit Suisse First Boston	199,352,323	5.8	16,299,135	41
Daiwa Securities America, Inc.	80,058,000	2.3	3,974,676	7
Deutsche Bank Securities, Inc.	292,920,000	8.5	17,829,800	45
Goldman Sachs Group, Inc.	395,995,623	11.5	26,487,308	57
Greenwich Capital Markets, Inc.	221,347,815	6.4	15,879,464	7
Guggenheim Liquidity Services, LLC	151,671,000	4.4	9,413,736	46
ING Financial Markets LLC	82,701,000	2.4	4,516,639	74
Jefferies & Company, Inc.	35,937,000	1.1	1,835,103	11
LBBW Securities LLC	157,277,000	4.6	11,607,275	45
MF Global, Ltd	135,766,020	4.0	6,140,674	30
Mitsubishi UFJ Securities (USA), Inc.	120,487,000	3.5	6,450,632	20
Mizuho Securities USA, Inc.	145,028,000	4.2	9,189,738	18
Nomura Securities International, Inc.	167,506,649	4.9	10,791,081	34
South Street Securities LLC	159,807,000	4.6	14,001,666	46
UBS AG	73,492,000	2.1	4,736,281	46

Total	$3,443,843,294	100.0%	$223,714,556

(1)	Equal to the fair value of pledged securities plus accrued interest income, minus the sum of repurchase agreement liabilities and accrued interest expense.

Hedging

The Company utilizes interest rate swap and cap contracts to hedge the interest rate risk associated with the financed portion of its Agency RMBS portfolio. As of December 31, 2010, the Company had entered into 12 interest rate swap contracts with an aggregate notional amount of $3.7 billion, a weighted average fixed rate of 1.354% and a weighted average expiration of 3.1 years. At December 31, 2010, the Company had entered into three interest rate cap contracts with a notional amount of $0.7 billion, a weighted average cap rate of 1.593% and a weighted average expiration of 4.6 years. These interest rate swap and cap contracts are described below:

Interest Rate Swaps	Expiration			Notional	Fair
Counterparty	Date	Pay Rate	Receive Rate	Amount	Value
The Royal Bank of Scotland plc	May 2013	1.6000%	3-Month LIBOR	$100,000,000	$(1,495,761)
The Royal Bank of Scotland plc	June 2013	1.3775%	3-Month LIBOR	300,000,000	(2,718,389)
The Royal Bank of Scotland plc	July 2013	1.3650%	3-Month LIBOR	300,000,000	(2,484,208)
Goldman Sachs	December 2013	1.3088%	3-Month LIBOR	400,000,000	(776,014)
The Royal Bank of Scotland plc	December 2013	1.2813%	3-Month LIBOR	500,000,000	(539,051)
Goldman Sachs	December 2013	1.2640%	3-Month LIBOR	400,000,000	(255,360)
Deutsche Bank Group	December 2013	1.3225%	3-Month LIBOR	400,000,000	(904,287)
The Royal Bank of Scotland plc	July 2014	1.7200%	3-Month LIBOR	100,000,000	(732,908)
Nomura Global Financial Products, Inc.	July 2014	1.7325%	3-Month LIBOR	250,000,000	(1,786,556)

Interest Rate Swaps Counterparty	Expiration Date	Pay Rate	Receive Rate	Notional Amount	Fair Value
Deutsche Bank Group	August 2014	1.3530%	3-Month LIBOR	200,000,000	1,529,006
Goldman Sachs	September 2014	1.3120%	3-Month LIBOR	500,000,000	5,460,027
Deutsche Bank Group	October 2014	1.1725%	3-Month LIBOR	240,000,000	4,059,533

Total				$3,690,000,000	$(643,968)

Interest Rate Caps Counterparty	Expiration Date	Cap Rate	Notional Amount	Fair Value
The Royal Bank of Scotland plc	December 2014	2.0725%	$200,000,000	$4,752,395
The Royal Bank of Scotland plc	October 2015	1.4275%	300,000,000	15,339,727
The Royal Bank of Scotland plc	November 2015	1.3600%	200,000,000	10,891,514

Total			$700,000,000	$30,983,636

Twelve Months Results

The Company had net income of $22.4 million during the year ended December 31, 2010, or $0.73 per diluted share, compared to $63.8 million, or $4.75 per diluted share, in 2009. During the year ended December 31, 2010, the Company had Core Earnings of $41.5 million, or $1.40 per diluted share, compared to $26.4 million, or $1.96 per diluted share, in 2009. The year-over-year decrease in Core Earnings per diluted share was primarily due to the decrease in interest rate spread net of hedge caused by lower yields on Agency RMBS and the impact of hedging the forward settling purchases described in “Fourth Quarter 2010 Results” above. During the year ended December 31, 2010, we had an interest rate spread net of hedge of 2.15% compared to 3.01% in 2009.

Conference Call

The Company will host a conference call at 9:00 AM Eastern Time on Thursday, February 3, 2011, to discuss its financial results for the quarter ended December 31, 2010. To participate in the event by telephone, please dial 866.730.5771 at least 10 minutes prior to the start time and reference the conference passcode 88728064. International callers should dial 857.350.1595 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s Web site at www.cysinv.com. To listen to the live webcast, please visit www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. A dial-in replay will be available on Thursday, February 3, 2011, at approximately 12:00 PM Eastern Time through Thursday, February 17, 2011, at approximately 11:00 AM Eastern Time. To access this replay, please dial 888.286.8010 and enter the conference ID number 96823221. International callers should dial 617.801.6888 and enter the same conference ID number. A replay of the conference call will also be archived on the Company’s website at www.cysinv.com.

About Cypress Sharpridge Investments, Inc.

Cypress Sharpridge Investments, Inc. is a specialty finance company that invests on a leveraged basis in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. Cypress Sharpridge Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements Disclaimer

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to our interest rate spread, net of hedge. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, each of which has been filed with the Securities and Exchange Commission. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2010 (Unaudited)	December 31, 2009*
ASSETS:
Investments in securities, at fair value (including net pledged assets of $3,671,582,721 and $1,464,713,648, respectively)	$6,331,048,543	$1,853,251,613
Interest rate cap, at fair value	30,983,636	—
Interest rate swap contracts, at fair value	9,112,905	1,131,487
Cash and cash equivalents	1,510,378	1,889,667
Receivable for securities sold	—	2,724,805
Interest receivable	16,182,862	6,886,816
Other assets	428,904	311,908

Total assets	6,389,267,228	1,866,196,296

LIABILITIES:
Repurchase agreements	3,443,843,294	1,372,707,572
Interest rate swap contracts, at fair value	9,756,873	4,925,333
Payable for securities purchased	2,234,400,672	229,838,772
Distribution payable	—	10,316,082
Accrued interest payable (including accrued interest on repurchase agreements of $1,084,400 and $353,856, respectively)	9,412,301	3,387,431
Related party management fee payable	799,413	356,873
Accrued expenses and other liabilities	715,358	373,251

Total liabilities	5,698,927,911	1,621,905,314

NET ASSETS	$690,339,317	$244,290,982

Net Assets consist of:
Common Stock, $0.01 par value, 500,000,000 shares authorized (59,550,836 and 18,756,512 shares issued and outstanding, respectively)	$595,508	$187,565
Additional paid in capital	739,005,614	309,368,569
Accumulated net realized gain (loss) on investments	(138,681,783)	(87,363,976)
Net unrealized appreciation (depreciation) on investments	14,203,977	2,462,487
Undistributed (distributions in excess of) net investment income	75,216,001	19,636,337

NET ASSETS	$690,339,317	$244,290,982

NET ASSET VALUE PER SHARE	$11.59	$13.02

*	Derived from audited financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Year ended December 31,		Three months ended
	2010	2009*	December 31, 2010	September 30, 2010
INVESTMENT INCOME - Interest income	$75,538,957	$45,526,149	$25,025,293	$16,311,419

EXPENSES:
Interest	5,055,584	4,461,432	1,879,176	1,108,985
Management fees	6,088,277	3,633,005	2,165,498	1,695,256
Related party management compensation	1,459,445	985,053	424,751	389,349
General, administrative and other	2,913,376	2,395,611	836,239	632,473

Total expenses	15,516,682	11,475,101	5,305,664	3,826,063

Net investment income	60,022,275	34,051,048	19,719,629	12,485,356

GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	6,114,983	(48,338)	5,626,362	9,909,103
Net unrealized appreciation (depreciation) on investments	(4,832,051)	39,561,355	(71,751,425)	18,666,913

Net gain (loss) from investments	1,282,932	39,513,017	(66,125,063)	28,576,016

GAINS AND (LOSSES) FROM SWAP AND CAP CONTRACTS:
Net swap & cap interest income (expense)	(18,563,320)	(7,623,821)	(7,322,442)	(4,808,635)
Net gain (loss) on termination of swap contracts	(36,925,072)	(10,804,123)	(13,427,325)	(6,292,250)
Net unrealized appreciation (depreciation) on swap and cap contracts	16,573,541	8,709,674	49,887,687	(28,051,326)

Net gain (loss) from swap and cap contracts	(38,914,851)	(9,718,270)	29,137,920	(39,152,211)

NET INCOME (LOSS)	$22,390,356	$63,845,795	$(17,267,514)	$1,909,161

NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.73	$4.75	$(0.38)	$0.05

*	Derived from audited financial statements.

Core Earnings:

Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding net realized gain (loss) on investments, net unrealized appreciation (depreciation) on investments, net realized gain (loss) on termination of swap contracts and unrealized appreciation (depreciation) on swap and cap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to include the net swap and cap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps and caps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.

The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within shareholders’ equity, not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means of comparing its Core Earnings to those of its competitors. In addition, because Core Earnings isolates the net swap and cap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.

The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Year ended December 31,		Three months ended
	2010	2009	December 31, 2010	September 30, 2010
NET INCOME (LOSS)	$22,390,356	$63,845,795	$(17,267,514)	$1,909,161
Net (gain) loss from investments	(1,282,932)	(39,513,017)	66,125,063	(28,576,016)
Net (gain) loss on termination of swap contracts	36,925,072	10,804,123	13,427,325	6,292,250
Net unrealized (appreciation) depreciation on swap and cap contracts	(16,573,541)	(8,709,674)	(49,887,687)	28,051,326

Core Earnings	$41,458,955	$26,427,227	$12,397,187	$7,676,721